Exhibit 1
                                                                       ---------

                           Prometheus Homebuilders LLC
                            Thirty Rockefeller Plaza
                            New York, New York 10020


                                                                  March 20, 2002


The Fortress Group, Inc.
1650 Tysons Boulevard
McLean, Virginia  22102

Dear Sirs:

                  Reference is made to the (i) Supplemental Warrant Agreement, by and between The Fortress Group, Inc ("Fortress") and Prometheus Homebuilders LLC ("Prometheus"), dated as of February 4, 1999, as amended by the Recognition Agreement, dated July 3, 2001, between Prometheus, Robert Short and Fortress (the "Warrant Agreement"); (ii) the Indenture, dated as of May 21, 1996, between Fortress and IBJ Schroder Bank & Trust Company, as Trustee (as supplemented through the date hereof, the "Indenture"); and (iii) the letter agreement dated January 28, 2002 (the "January Letter") between Fortress and Prometheus which superceded the letter agreement dated October 25, 2001 between Fortress and Prometheus. All of the capitalized terms used and not defined herein shall have the respective meanings ascribed to them in the Warrant Agreement.

                  The Company and Prometheus hereby agree that the January Letter is superceded by this letter agreement and shall no longer have any force or effect and hereby further agree as follows:

                  (1) The term "Prometheus Warrant Holder," as used herein, shall mean Prometheus or any person that controls, is controlled by or is under common control with Prometheus so long as such person owns one or more Warrants.

                  (2) Notwithstanding anything to the contrary set forth in the Warrant Agreement or the Warrant Certificates (but subject to the provisions of Paragraph (5) hereof), the maximum number of Warrants which a Prometheus Warrant Holder shall have the right to exercise (and the maximum number of shares of Common Stock which shall be issued to a Prometheus Warrant Holder upon the exercise of such Warrants) at any time prior to the "Extended Exercise Date" (as defined below) shall be the maximum number of shares of Common Stock which such Prometheus Warrant Holder may acquire at such time without then causing the Prometheus Warrant Holder, or any "group" (within the meaning of Section 13(d)(3) of the Exchange Act) of which such Prometheus Warrant Holder is then a member, to be deemed to have acquired "beneficial ownership" (as determined in accordance with Rule 13d-3 under the Exchange Act) of 50% or more of the aggregate voting power of all

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The Fortress Group, Inc.
Page 2
March 20, 2002

         classes of Common Equity (as defined in the Indenture) of the Company. Without in any way limiting the generality of the foregoing, it is expressly acknowledged and agreed by each of Fortress and Prometheus that the limitation set forth in the preceding sentence of this Paragraph (2) shall apply only to any person who is a Prometheus Warrant Holder at the time of such person's exercise of any Warrant and shall not apply to any transferee of a Warrant from a Prometheus Warrant Holder that is not itself a Prometheus Warrant Holder.

                  (3) For purposes of this letter agreement:

                           (a) the "Extended Exercise Date" shall be the first
                  to occur of the following:

                                    (i) January 1, 2003;

                                    (ii) the date as of which the Indenture
                           shall for any reason (including, without limitation, by reason of (A) an amendment of the Indenture, (B) a waiver under the Indenture of the obligations of the Company under Section 5.16 thereof or (C) the satisfaction and discharge of the Indenture in accordance with the terms thereof) cease to obligate the Company to make a Change of Control Offer (as defined in the Indenture) following the occurrence of a Change of Control (as defined in the Indenture, "a Change of Control");

                                    (iii) the tenth day prior to any Material
                           Record Date (as defined below);

                                    (iv) the tenth day prior to the announced
                           expiration date of any tender offer for shares of Common Stock;

                                    (v) the date as of which a Change of Control
                           occurs by reason of any circumstance or event (other than by reason of the taking of any action by a Prometheus Warrant Holder which causes an increase in the number of shares of Common Stock beneficially owned by such Prometheus Warrant Holder); and

                                    (vi) the date on which a Prometheus Warrant
                           Holder enters into an agreement to sell the shares of Common Stock issuable upon exercise of the Warrants then held by the Prometheus Warrant Holder to an unaffiliated purchaser which concurrently enters into one or more agreements to acquire (by purchase,

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The Fortress Group, Inc.
Page 3
March 20, 2002

                           merger or otherwise) all of the other outstanding equity securities of Fortress; and


                           (b) a "Material Record Date" shall be any record date
                  for the taking of action by the holders of shares of the Common Stock (whether by vote or by consent and whether by such holders alone or by such holders together with the holders of any other securities of the Company) with respect to any proposal to authorize, approve or consent or agree to
                  (i) any transaction referred to in subparagraph (c) or (d) of the second paragraph of Section 13 of the Warrant Agreement;
                  (ii) any sale of all or substantially all of the assets of the Company; (iii) any increase in the number of authorized shares of the capital stock of the Company or any issuance of any such shares; or (iv) any action or transaction (or any series of actions or transactions) which, individually or together, could cause a Change of Control to occur.

                  (4) The Company hereby covenants and agrees that (a) prior to the occurrence of the first to occur of (i) the date on which a Material Record Date is established and (ii) the tenth day prior to a Material Record Date and (b) immediately upon (i) the commencement of any tender offer for shares of Common Stock or (ii) the occurrence of a Change of Control, it will provide each Prometheus Warrant Holder with notice, in accordance with the provisions of Section 14 of the Warrant Agreement, of such Material Record Date, the commencement of such tender offer or the occurrence of such Change of Control (as the case may be).

                  (5) Notwithstanding anything to the contrary set forth in the Warrant Agreement or the Warrant Certificates, a Prometheus Warrant Holder may exercise the Warrants (and shall be deemed to have exercised all of the Warrants automatically and without taking any action of any nature whatsoever) on the occurrence of the first to occur of:

                                    (i) the day preceding the day on which any
                           Event of Default (as defined in the Indenture) shall have occurred; and

                                    (ii) a Material Record Date, the
                           commencement of a tender offer or the occurrence of a Change of Control, in respect of any of which the Company shall have failed for any reason to provide such Prometheus Warrant Holder with timely notice in accordance with Paragraph (4) hereof, unless, in any such case, such Prometheus Warrant Holder shall, within ten days following the date on which such Prometheus Warrant Holder shall otherwise have been deemed to have exercised all of the Warrants

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The Fortress Group, Inc.
Page 4
March 20, 2002

         (or such later date as the Company and the Warrant Holder may agree to in writing), such Prometheus Warrant Holder shall provide the Company with notice, in accordance with the provisions of Section 14 of the Warrant Agreement, that such Prometheus Warrant Holder has determined not to exercise any Warrant or to exercise less than all of the Warrants, in which case, the election of such Prometheus Warrant Holder shall control for all purposes hereof.

                  Please acknowledge your agreement to the foregoing in the space provided for that purpose hereinbelow.

                                Very truly yours,

                                PROMETHEUS HOMEBUILDERS LLC

                                  BY LF STRATEGIC REALTY
                                     INVESTORS II L.P.
                                     a managing member

                                         By LAZARD FRERES REAL
                                            ESTATE INVESTORS L.L.C.
                                            its general partner



                                               By: /s/ Mark S. Ticotin
                                                  ----------------------
                                                  Name:  Mark S. Ticotin
                                                  Title: Managing Principal


Agreement acknowledged as
of date first above written

THE FORTRESS GROUP, INC.


By: /s/ Jeff Shirley
    --------------------
    Name:  Jeff Shirley
    Title: Chief Financial Officer